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                                 EXHIBIT 23(B)



               CONSENT OF MILLER, HAMILTON, SNIDER & ODOM, L.L.C.





                               CONSENT OF COUNSEL




THE COLONIAL BANCGROUP, INC.

         WE HEREBY CONSENT TO USE IN THIS FORM S-4 REGISTRATION STATEMENT OF THE COLONIAL BANCGROUP, INC., OF OUR NAME IN THE PROSPECTUS, WHICH IS A PART OF SUCH REGISTRATION STATEMENT, UNDER THE HEADINGS "APPROVAL OF THE MERGER - CERTAIN FEDERAL INCOME TAX CONSEQUENCES" AND "LEGAL MATTERS," TO THE SUMMARIZATION OF OUR OPINIONS REFERENCED THEREIN, AND TO THE INCLUSION OF OUR OPINIONS AT EXHIBITS 5 AND 8 OF THE REGISTRATION STATEMENT.




/S/ MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

October 17, 1996